Exhibit 10.11
AMENDMENT NUMBER SIX TO CREDIT AGREEMENT
     This Amendment Number Six to Credit Agreement (“Amendment”) is entered into as of July 20, 2010, by and among WELLS FARGO CAPITAL FINANCE, INC., a California corporation, formerly known as Wells Fargo Foothill, Inc., as Agent (the “Agent”) for the Lenders set forth in the signature pages hereof (the “Lenders”) and the Lenders, on the one hand, and OCLARO, INC., a Delaware corporation, formerly known as Bookham, Inc. (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), on the other hand, with reference to the following facts:
     A. Agent, Lenders and Borrowers have previously entered into that certain Credit Agreement, dated as of August 2, 2006 (as amended, supplemented, amended and restated, or otherwise modified, the “Credit Agreement”).
     B. Borrowers, Agent and Lenders desire to amend the Credit Agreement as provided for and on the conditions herein.
     NOW, THEREFORE, Borrowers, Agent and Lenders hereby amend and supplement the Credit Agreement as follows:
22. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Credit Agreement unless specifically defined herein.
23. AMENDMENTS TO THE CREDIT AGREEMENT.
     (a) Section 6.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (h), (ii) replacing the period at the end of clause (i) with a semicolon followed by the word “and”, and (iii) adding new clause (j) after clause (i) that reads as follows:
     (j) Indebtedness arising under the Mintera Merger Agreement owed to certain shareholders or option holders of Mintera immediately prior to the consummation of the transaction contemplated in the Mintera Merger Agreement.
     (b) The first sentence of Section 6.12(i) of the Credit Agreement is hereby amended by (i) deleting the word “and” after clause (a) and inserting a comma in its place, (ii) inserting the word “and” at the end of clause (b), and (iii) inserting a new clause (c) after clause (b) that reads as follows:
(c) during the period commencing on July 20, 2010 and ending on August 4, 2010, Mintera may maintain balances in Deposit Accounts and Securities Accounts without Mintera and the applicable securities intermediary or bank having entered into a Control Agreement.
     (c) The definition of “Permitted Liens” in Schedule 1.1 of the Credit Agreement is hereby amended to add the following as new clauses (m) and (n):
(m) Liens comprised of the escrow arrangements contemplated by the Mintera Merger Agreement to be entered into with the consummation of the merger arrangements as provided therein; and
(n) Lien comprised of a security deposit of $40,000 in favor of a landlord with respect to real property leased by Mintera, as provided in Section 2.9(b) of the Mintera Merger Agreement.

     (d) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
     (i) “Mintera” means Mintera Corporation, a Delaware corporation.
     (ii) “Mintera Merger Agreement” means that certain Agreement of Merger dated as of July 20, 2010, by and among Parent, Nikko Acquisition Corp., a Delaware corporation, and Mintera.
24. CONSENT TO MERGER.
     (a) Parent has informed Agent that: (i) Parent has previously formed Nikko Acquisition Corp., a Delaware corporation (“Merger Sub”); and (ii) Parent, Merger Sub, and Mintera, Inc., a Delaware corporation (“Mintera”), have entered into that certain Agreement of Merger dated as of July 20, 2010 (the “Mintera Merger Agreement”), pursuant to which Merger Sub will be merged with and into Mintera with Mintera as the surviving entity and a wholly owned subsidiary of Parent (the “Mintera Merger”).
     (b) Pursuant to the terms of the Credit Agreement, at the time any Obligor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Obligor shall (i) cause such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (ii) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (iii) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in Agent’s opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage) (such covenants, collectively, the “New Subsidiary Covenants”). Therefore, Parent should comply with New Subsidiary Covenants with respect to Mintera.
     (c) Pending the consummation of the Mintera Merger, Parent has requested that the Lender Group consent to the Mintera Merger and provide a limited extension for the compliance period with respect to the New Subsidiary Covenants for Mintera.
     (d) Notwithstanding any term or provision of the Credit Agreement to the contrary, including, without limitation, Section 5.16, the Lender Group hereby waives Parent’s compliance with the New Subsidiary Covenants (except as provided in clause (f) below), so long as the Mintera Merger is consummated on or before July 20, 2010 (the “Consummation Deadline”); provided, that in the event the Mintera Merger is not consummated by the Consummation Deadline, such waiver shall continue to be effective so long as Parent and Borrowers perform and cause Mintera to perform each of the New Subsidiary Covenants within 15 days of the Consummation Deadline.
     (e) In addition to the foregoing, notwithstanding any term or provision of the Credit Agreement to the contrary, including, without limitation, Section 6.1, the Lender Group hereby consents to the Mintera Merger and agrees that the Mintera Merger shall not cause an Event of Default, subject to the satisfaction (or waiver) of each of the following conditions precedent and affirmative and negative covenants:
          (i) The Mintera Merger shall be subject to terms and conditions materially consistent (as determined by Agent, in its reasonable discretion) with the Mintera Merger Agreement;
          (ii) The date of consummation of the Mintera Merger (hereafter defined as the “Mintera Merger Date”) must occur on or before the Consummation Deadline;
          (iii) No Default or Event of Default shall have occurred and be continuing or would result immediately after giving effect to the Mintera Merger;

          (iv) On or before the Mintera Merger Date, Agent shall have completed its legal due diligence with respect to the Mintera Merger and Mintera, including (1) receipt and review of consolidated and consolidating quarterly projections for Parent and its Subsidiaries for the 12-month period following the Mintera Merger Date which projections shall take into consideration the effects of the Mintera Merger and addition of Mintera as a Subsidiary, with the results of such review to be satisfactory to Agent, (2) review of Parent’s and its Subsidiaries’ corporate structure (taking into consideration the effects of the Mintera Merger and creation of Mintera) and capital structure (taking into consideration the effects of the Mintera Merger and creation of Mintera), with the results of such review to be satisfactory to Agent, (3) receipt and review of the final executed version of the Mintera Merger Agreement (and related documents) and the pro forma consolidated and consolidating financial statements of Parent’s and its Subsidiaries’ business (taking into consideration the effects of the Mintera Merger and addition of Mintera as a Subsidiary), in form and substance satisfactory to Agent with the results of such review to be satisfactory to Agent, and (4) receipt of UCC, tax lien, litigation and intellectual property searches (including foreign searches, as applicable) with respect to Mintera, the results of which shall be satisfactory to Agent;
          (v) On the Mintera Merger Date, Agent shall have received a certificate (dated as of the Mintera Merger Date) on behalf of Parent of an Authorized Person of Parent attaching true and correct copies of the Mintera Merger Agreement, with such certificate to certify on behalf of Parent that the attached document is a true and correct copy of such document and that such document remains in full force and effect and no Obligor that is a party thereto is in default in the performance of, or compliance with, any provisions thereof;
          (vi) No Indebtedness (other than Indebtedness permitted under Section 6.1 of the Credit Agreement (after giving effect to the amendments set forth in this Amendment) and obligations, to the extent constituting Indebtedness, described below in clause (e)(vii)) will exist or be incurred as a result of the Mintera Merger, and no Liens that are not permitted under Section 6.2 of the Credit Agreement will exist or be incurred as a result of the Mintera Merger;
          (vii) The aggregate cash consideration paid in connection with the Mintera Merger shall not exceed (i) $12.1 million plus Mintera’s cash on hand with respect to up front payments at closing, plus (ii) $20 million with respect to post closing payments under the Mintera Merger Agreement, which include all earn outs but are exclusive of any amounts paid in stock of Parent. For clarity, the foregoing does not include any payment of fees and expenses to be paid by Parent or any of its Subsidiaries;
          (viii) The failure to satisfy any of the conditions in clause (i) through (vii) above shall render the foregoing consent to the Mintera Merger ineffective and therefore the consummation of the Mintera Merger an Event of Default.
     (f) The failure by Obligors to satisfy any of the following conditions or covenants or, if applicable, the condition in clause (d) above, within the prescribed time periods shall constitute an Event of Default:
          (i) On or before the date that is 15 days after the Mintera Merger Date (the “Mintera Delivery Deadline”), Agent shall have received copies of the Governing Documents of Mintera, as amended, modified, or supplemented as of the date of delivery;
          (ii) On or before the Mintera Delivery Deadline, Agent shall have received a certificate of status with respect to Mintera, dated within 15 days of the date of delivery, such certificate to be issued by the appropriate officer of Mintera’s jurisdiction of organization, which certificate shall indicate that Mintera is in good standing in such jurisdiction;
          (iii) On or before the Mintera Delivery Deadline, Agent shall have received a certificate of status with respect to Mintera, dated within 30 days of the date of delivery, such certificates to be issued by the appropriate officer of the jurisdictions (other than Mintera’s jurisdiction of organization) in which the failure of Mintera to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Mintera is in good standing in such jurisdictions;
          (iv) Within 2 Business Days of the Mintera Merger Date, Borrowers shall deliver to Agent a certificate of an Authorized Person of Parent attaching the Certificate of Merger issued by the Secretary of State of Delaware evidencing the consummation of the Mintera Merger;
          (v) On or before the Mintera Delivery Deadline, Agent, for the ratable benefit of the Lenders, shall have a perfected (other than as contemplated by clause (ix) below) first priority Lien over all the Collateral of Mintera, subject only to Permitted Liens;
          (vi) On or before the Mintera Delivery Deadline, Parent and Borrowers shall cause Mintera to deliver to Agent’s counsel all documents that would be required following the Mintera Merger pursuant to the New Subsidiary Covenants, fully executed and in final form, and Parent and Obligors shall enter into any amendments to the Loan Documents deemed necessary by Agent to take into account the effects of the Mintera Merger and addition of Mintera as a Subsidiary;
          (vii) On or before the Mintera Delivery Deadline, Parent and Borrowers shall cause the termination of the Amended and Restated Loan and Security Agreement dated September 14, 2009, by and between Mintera and Silicon Valley Bank, the Export-Import Bank Loan and Security Agreement dated September 14, 2009, by and between Mintera and Silicon Valley Bank, and the Loan and Security Agreement dated as of December 31, 2008, by and between Mintera and Velocity Financial Group, Inc. (as predecessor in interest to Velocity Venture Funding, LLC), and the termination of any security interests relating to any of the agreements described in this Section 3(f)(vii), and shall deliver to Agent’s counsel evidence, satisfactory to Agent, of such terminations;
          (viii) On or before the date that is 60 days after the Mintera Merger Date, Borrowers shall deliver to Agent’s counsel updated schedules to the Loan Documents, as applicable; provided, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or an Event of Default; provided further, that pending such direct update of the schedules to the Loan Documents, such schedules shall be deemed to be amended to include and reflect (i) the information about Mintera as reflected in the disclosures attached to the Mintera Merger Agreement, so long as none of the information reflected in such disclosures is determined by Agent to be adverse to the interests of the Lenders, and (ii) the basic corporate information regarding Mintera;
          (ix) Within 60 days of the Mintera Merger Date, at Agent’s request, Borrowers shall use their commercially reasonable best efforts to deliver to Agent a Collateral Access Agreement with respect to (1) 35 and 43 Nagog Park, Acton, MA 01720, and (2) any other facilities located within the United States where Mintera’s assets therein are valued at more than: (y) $250,000 in the aggregate for all such facilities or (z) $100,000 with respect to any individual facility; and
          (x) Within 60 days of the Mintera Merger Date, with respect to each Deposit Account and Securities Account maintained in the United States and owned by Mintera, Borrowers shall either (i) deliver to Agent Cash Management Agreements and Control Agreements with respect to the relevant Deposit Account or Securities Account, each in form and substance satisfactory to Agent, or (ii) cause the relevant Deposit Account and Securities Account to be closed and provide Agent satisfactory written evidence of such closure, it being understood that during the period commencing on the Mintera Merger Date and ending on the Mintera Delivery Deadline and notwithstanding Section 6.12, Mintera may maintain balances in such Deposit Accounts and Securities Accounts.
     (g) The consent set forth herein shall be limited precisely as written and shall not be deemed to be (1) an amendment, waiver or modification of any other term or condition of the Credit Agreement, or (2) prejudice any right or remedy which the Lender Group may now or in the future have under or in connection with the Credit Agreement.
25. CONSENT TO NAME CHANGE OF XTELLUS INC. Parent has advised Agent that Xtellus Inc. changed its name to Oclaro (New Jersey), Inc., in February 2010 (the “Name Change”). Notwithstanding any term or provision of the Credit Agreement to the contrary, including, without limitation, Section 6.5, the Lender Group hereby consents to the Name Change and waives any Event of Default that occurred because of the Name Change (such Event(s) of Default, the “Name Change Defaults”). This waiver of the Name Change Defaults shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Parent or Borrowers to any other or further waiver in any similar or other circumstances.

26. REPRESENTATIONS AND WARRANTIES. Parent and each Borrower hereby affirms to Agent and Lenders that, after giving effect to the consents and waivers herein, all of such its representations and warranties set forth in the Credit Agreement are true, complete and accurate in all respects as of the date hereof.
27. NO DEFAULTS. Parent and Borrowers hereby affirm to the Lender Group that no Event of Default has occurred and is continuing as of the date hereof.
28. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of the following: (i) completed reference checks (including compliance with Section 326 of the US Patriot Act) with respect to Mintera, the results of which are satisfactory to Agent in its sole discretion, and (ii) a fully executed copy of this Amendment.
29. COSTS AND EXPENSES. Borrowers shall pay to Agent all of Agent’s out-of-pocket costs and reasonable expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
30. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.
31. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.
[Signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent and a Lender
By:
Title:

OCLARO, INC., a Delaware corporation, as Parent
By:
Name:
Title:

OCLARO TECHNOLOGY LIMITED, a limited liability company incorporated under the laws of England and Wales, as a Borrower
By:
Name:
Title:

By:
Name:
Title:

OCLARO PHOTONICS, INC., a Delaware corporation, as a Borrower
By:
Name:
Title:

OCLARO TECHNOLOGY, INC., a Delaware corporation, as a Borrower
By:
Name:
Title: